UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 20, 2014

BRICK TOP PRODUCTIONS, INC.

 (Exact name of registrant as specified in its charter)

Florida	333-176093	26-4330545
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5550 Glades Road, Ste. 500, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

(561) 826-9307

 (Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 20, 2014, the Company entered into an Executive Services Agreement with Mario Kassar, Producer and Executive Producer of world-wide blockbuster movies for over 30 years. Pursuant to the terms of the agreement, subject to a condition precedent, Mario Kassar will become the Chief Development Executive at Brick Top Productions. As the Chief Development Executive, Mr. Kassar will render non-exclusive services to the Company in providing advice on any film projects that the Company acquires or is considering acquiring. As can be gleaned from the attached agreement, the condition precedent is the Company procuring funding, by no later than March 30, 2015, of at least $4 million of equity investment (on terms approved by Mr. Kassar) for a project currently titled “Audition.”

ITEM 5.02.

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective as of November 21, 2014, the Board of Directors of Brick Top Productions, Inc. (the “Company”), appointed three time Lumiere Award winner Jason Goodman to its Board of Directors. In consideration for his services, the Company entered into an agreement with Goodman issuing him 50,000 shares of common stock for every year of service to the Board.

ITEM 9.01.

FINANCIAL STATEMENTS AND EXHIBITS

Item	Description
10.1	Brick Top Chief Development Executive Services Agreement
99.1	Press Release dated November 21, 2014
99.2	Press Release dated November 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 24, 2014

Brick Top Productions, Inc.

BY:     /s/ Alexander Bafer

Chief Executive Officer

EXHIBIT INDEX

Item	Description
10.1	Brick Top Chief Development Executive Services Agreement
99.1	Press Release dated November 21, 2014
99.2	Press Release dated November 24, 2014